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                                                                   Exhibit 23(1)

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-36636, 2-76696, 33-13197, 33-21030, 33-39704,
33-39705, 33-39706, 33-39707, 33-49717, 33-53363, 33-53365, 33-53367, 333-02783,
333-02961, 333-02963, 333-33531, 333-38599, 333-34112, 333-34344, 333-45341,
333-76653, 333-40136, 333-64120, and 333-82002) of Pharmacia Corporation of our
report dated February 5, 2002 relating to the financial statements, which report appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K.


PRICEWATERHOUSECOOPERS LLP
Florham Park, New Jersey
March 5, 2002